UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: June 2, 2017

NovaBay Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 1150, Emeryville, CA     94608

(Address of Principal Executive Offices) (Zip Code)

(510) 899-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02—Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) New Employment Agreement for Mark Sieczkarek, Chief Executive Officer

On June 2, 2017, NovaBay Pharmaceuticals, Inc. (the “Company” or “NovaBay”) and Mr. Mark Sieczkarek executed a new employment agreement (the “Employment Agreement”) effective as of the same date.

The Employment Agreement provides for at-will employment and a term commencing on June 1, 2017 and continuing for one (1) year unless earlier terminated. The Employment Agreement includes an annual base salary of four hundred forty thousand dollars ($440,000) (the “Base Salary”) and a stock option award of two hundred fifty thousand (250,000) shares of the Company’s common stock (the “Option”). The Option shall be awarded at such time as the pool of stock options available pursuant to the Company’s 2017 Omnibus Incentive Plan (the “Plan”) is sufficient to support such Option grant. One-fourth (1/4) of the shares subject to the Option will vest on January 31, 2018, in direct proportion to the percentage achievement of the stated 2017 corporate goals, as approved and determined by the Board. The remaining three-fourths (3/4) of the shares subject to the Option shall vest in equal parts on January 31, 2019, January 31, 2020 and January 31, 2021, in direct proportion to the percentage achievement of the stated corporate goals for the previous fiscal year of such date. The Option will be fully vested and exercisable on January 31, 2021, subject to Mr. Sieczkarek continuing to be an employee (or otherwise providing services to the Company) through the relevant vesting dates.

In addition, Mr. Sieczkarek shall have the opportunity to earn an annual performance bonus (the “Annual Bonus”) in an amount up to fifty percent (50%) of his Base Salary; the final amount of the Annual Bonus shall be determined by the Board or the Compensation Committee of the Board (the “Committee”) in consultation with Mr. Sieczkarek, based upon mutually agreed, written performance objectives. The Committee shall have the sole discretion to pay any or all of the Annual Bonus in the form of equity compensation. Any such equity compensation shall be issued from the Plan and shall be fully vested upon payment or issuance, as the case may be.

Mr. Sieczkarek also shall have the opportunity to earn a performance bonus (the “Long-Term Bonus”); the final amount and composition of the Long-Term Bonus shall be determined by the Committee in consultation with Mr. Sieczkarek, based upon mutually agreed, written performance objectives. The Committee shall have the sole discretion to pay any or all of the Long-Term Bonus in the form of equity compensation. Any such equity compensation shall be issued from the Plan and shall be fully vested upon payment or issuance, as the case may be.

In the event the Company terminates Mr. Sieczkarek for cause (as defined in the Employment Agreement) or Mr. Sieczkarek resigns (except in connection with a constructive termination (as defined in the Employment Agreement)), he shall be entitled to any earned but unpaid wages or other compensation (including reimbursements of his outstanding expenses and unused vacation) earned through the termination date.

In the event the Company terminates Mr. Sieczkarek without cause (including death, long-term disability or for constructive termination) (each as defined in the Employment Agreement), he shall be entitled to (i) an amount equal to eighteen (18) months of his then-current Base Salary, plus (ii) an amount equal to the cash portion of his target Annual Bonus for the fiscal year in which termination occurs (with it deemed that all performance goals have been met at one hundred percent (100%) of budget or plan). This severance payment shall be made in one lump sum thirty (30) days following Mr. Sieczkarek’s termination. The Company also shall reimburse Mr. Sieczkarek’s COBRA premiums for a period of eighteen (18) months following his termination. Finally, at the time of his termination, all equity awards that would have vested in connection with Mr. Sieczkarek’s continued service to the Company over the next eighteen (18) months shall automatically vest.

In the event the Company terminates Mr. Sieczkarek in connection with a change of control (as defined in the Employment Agreement), then subject to his execution, delivery and non-revocation of a release of claims, he shall be entitled to (i) an amount equal to twice his Base Salary, plus (ii) an amount equal to one and one-half times his target Annual Bonus for the fiscal year in which termination occurs. The Company also shall reimburse Mr. Sieczkarek’s COBRA premiums for a period of eighteen (18) months following his termination.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached hereto as Exhibit 10.1, and incorporated by reference herein.

Item 5.07     Submission of Matters to a Vote of Security Holders.

On June 2, 2017, the Company held its 2017 Annual Meeting, at which the Company’s stockholders considered four (4) proposals, each of which is described in more detail in the Company’s proxy statement filed with the Securities and Exchange Commission on April 21, 2017 (the “Proxy Statement”). There were 15,309,175 outstanding shares entitled to vote and there were 12,135,955 shares present in person or by proxy at the 2017 Annual Meeting, representing seventy-nine percent (79%) of the shares outstanding and entitled to vote. The voting results are presented below.

1.     To elect the three (3) Class I directors nominated by our Board of Directors to hold office for a term of three (3) years and until their respective successors are elected and qualified.

Nominee	For	Withhold	Broker Non-Votes[1]
Mark M. Sieczkarek	10,052,147	59,613	2,024,195
Mijia (Bob) Wu	9,965,621	146,139	2,024,195
Todd Zavodnick	10,049,954	61,806	2,024,195

2.     To ratify NovaBay’s amendment to the 2007 Omnibus Incentive Plan (the “2007 Plan”) as previously approved by stockholders at the Company’s adjourned and reconvened 2016 Annual Meeting, which increased the number of shares reserved for issuance under the 2007 Plan by 1,124,836 shares.

For	Against	Abstain	Broker Non-Votes
10,033,485	70,933	7,342	2,024,195

3.     To approve the NovaBay Pharmaceuticals, Inc. 2017 Omnibus Incentive Plan.

For	Against	Abstain	Broker Non-Votes
9,920,157	175,964	15,639	2,024,195

4.     To ratify the appointment by our Audit Committee of OUM & Co. LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

For	Against	Abstain
12,023,371	92,944	19,640

1 A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to the item and has not received voting instructions from the beneficial owner of the shares it holds. Broker non-votes are counted when determining whether the necessary quorum of stockholders is present or represented at each annual meeting.

Item 9.01.     Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description
10.1	Employment Agreement with Mr. Mark Sieczkarek, dated June 2, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc.

By:	/s/ Justin Hall
Justin Hall
Senior Vice President, General Counsel

Dated: June 6, 2017